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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                     KEYSTONE AUTOMOTIVE INDUSTRIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

[LOGO]
                      KEYSTONE AUTOMOTIVE INDUSTRIES, INC.
                             700 East Bonita Avenue
                            Pomona, California 91767

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                    To Be Held on Wednesday, August 23, 2000

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Keystone Automotive Industries, Inc. (the "Company") will be held at the Sheraton Suites Fairplex, 601 West McKinley Avenue, Pomona, California 91768 at 10:00 a.m. (California Time) on August 23, 2000, for the following purposes:

  (1) To elect the members of the Board of Directors to serve until the next annual meeting of shareholders;

  (2) To approve an amendment to the Company's 1996 Employee Stock Incentive Plan, as amended, to increase from 1,100,000 to 2,200,000 the number of shares issuable under the Plan;

  (3) To ratify the appointment of Ernst & Young LLP as independent accountants for the Company for the 2001 fiscal year; and

  (4) To transact such other business as may properly come before the meeting or any adjournments thereof.

   These items are more fully described in the accompanying Proxy Statement. The Board of Directors has fixed the close of business on July 7, 2000 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting. Only shareholders at the close of business on the record date are entitled to vote at the meeting.

   Accompanying this Notice are a Proxy and Proxy Statement. IF YOU WILL NOT BE ABLE TO ATTEND THE MEETING TO VOTE IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. The Proxy may be revoked at any time prior to its exercise at the meeting.

                                         By Order of the Board of Directors,

                                         /s/ Ronald G. Brown
                                         Ronald G. Brown
                                         Chairman of the Board

Pomona California
July 21, 2000

                     KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

              PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                         To be held on August 23, 2000

                                 INTRODUCTION

   This Proxy Statement is furnished to the shareholders of Keystone Automotive Industries, Inc., a California corporation (the "Company"), in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company. The proxies solicited hereby are to be voted at the Annual Meeting of Shareholders of the Company to be held on August 23, 2000, and at any and all adjournments thereof (the "Annual Meeting").

   A form of proxy is enclosed for your use. The shares represented by each properly executed unrevoked proxy will be voted as directed by the shareholder executing the proxy. If no direction is made, the shares represented by each properly executed unrevoked proxy will be voted "FOR" (i) the election of the nominees for the Board of Directors set forth herein; (ii) the amendment to the Company's 1996 Employee Stock Incentive Plan, as amended (the "Plan") to increase from 1,100,000 to 2,200,000 the number of shares issuable under the Plan; and (iii) the ratification of the appointment of Ernst & Young LLP as independent accountants for the Company for the 2001 fiscal year. With respect to any other item of business that may come before the Annual Meeting, the proxy holders will vote the proxy in accordance with their best judgement.

   Any proxy given may be revoked at any time prior to its exercise by filing with James C. Lockwood, Secretary of the Company, an instrument revoking such proxy or by the filing of a duly executed proxy bearing a later date. Any shareholder present at the meeting who has given a proxy may withdraw it and vote his or her shares in person if such shareholder so desires.

   It is contemplated that the solicitation of proxies will be made primarily by mail. Should it, however, appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with shareholders, banks, brokerage houses and others by telephone, telegraph, or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. In following up the original solicitation of proxies by mail, the Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares eligible to vote at the Annual Meeting and will reimburse them for their expenses in so doing. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained. This Proxy Statement and the accompanying form of proxy are first being mailed to shareholders on or about July 21, 2000.

                               VOTING SECURITIES

   Only holders of record of the Company's Common Stock at the close of business on July 7, 2000 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, the Company had issued and outstanding 14,489,345 shares of Common Stock, the holders of which are entitled to vote at the Annual Meeting. Each share of Common Stock that was issued and outstanding as of the Record Date is entitled to one vote at the Annual Meeting. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes entitled to be cast by all shareholders will constitute a quorum for the transaction of business at the Annual Meeting.

   Abstentions and broker non-votes are each included in the determination of the number of shares present at the meeting for purposes of determining whether a quorum is present. Abstentions are counted in tabulations of votes cast on proposals presented to shareholders, but broker non-votes are not counted for purposes of determining whether a proposal has been approved.

                              SECURITY OWNERSHIP

   The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of July 7, 2000, by each person known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock and as to the number of shares beneficially owned by (i) each director, and nominee for director, of the Company, (ii) the Chief Executive Officer and each of the four other current or former executive officers of the Company named in the Summary Compensation Table under the heading "Executive Compensation" (the "Named Executive Officers") and (iii) all directors and executive officers as a group. The Company believes that, unless otherwise noted, the persons listed below have sole investment and voting power with respect to the Common Stock they own.

                                              Number of Shares      Percent
            Name and Address (1)             of Common Stock (2)  of Class (3)
            --------------------             ------------------- -------------
Merrill Lynch & Co., Inc. (4)...............      1,539,306          10.6%
Dimension Fund Advisors, Inc................      1,008,880           7.0
Ronald G. Brown.............................        916,878           6.3
Charles J. Hogarty (5)......................        339,192           2.3
Kim D. Wood (6).............................        195,915           1.4
John M. Palumbo (7).........................         32,773             *
Christopher Northup (8).....................         40,399             *
Al A. Ronco (9).............................        122,360             *
Timothy C. McQuay (10)......................         25,000             *
George E. Seebart (10)......................         25,000             *
Keith M. Thompson (10)......................         15,000             *
A. Jayson Adair.............................              0             *
Ronald G. Foster............................              0             *
All directors and executive officers as a
 group (10 persons) (11)....................      1,736,267          11.8

--------
  *  Less than one percent.
 (1) The business address of each beneficial owner, other than Merrill Lynch & Co., Inc. and Dimension Fund Advisors, Inc., is 700 East Bonita Avenue, Pomona, California 91767. Merrill Lynch & Co., Inc.'s address is World Financial Center, North Tower, 250 Vesey Street, New York, New York 10381. Dimension Fund Advisors, Inc.'s address is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.
 (2) Other than as to the shares held by Merrill Lynch & Co., Inc., to the best knowledge of the Company, each person has sole voting and investment power over the shares of Common Stock shown as beneficially owned, subject to community property laws where applicable.
 (3) Shares of Common Stock which the person (or group) has the right to acquire within 60 days after July 7, 2000 are deemed to be outstanding in calculating the percentage ownership of the person (or group) but are not deemed to be outstanding as to any other person (or group).
 (4) Merrill Lynch & Co., Inc. has shared voting and dispositive power with respect to the shares and has filed a Schedule 13G on behalf of Merrill Lynch Investment Managers, a division.
 (5) Includes 37,500 shares issuable upon exercise of currently exercisable stock options under the Plan. Excludes options to acquire 32,500 shares of Common Stock under the Plan, which are not exercisable within 60 days of July 7, 2000.
 (6) Includes 1,700 shares held by Mr. Wood as Trustee for Kristine and Kathryn Wood pursuant to irrevocable trusts. Includes 33,750 shares subject to currently exercisable stock options and excludes 21,250 shares subject to options which are not exercisable within 60 days of July 7, 2000.
 (7) Excludes options held by Mr. Palumbo to acquire 21,250 shares of Common Stock under the Plan, which are not exercisable within 60 days of July 7, 2000, and includes 23,750 shares of Common Stock issuable upon exercise of currently exercisable stock options.
 (8) Includes 23,750 shares subject to currently exercisable stock options and excludes 11,250 shares subject to options which are not exercisable within 60 days of July 7, 2000.
 (9) Includes 72,360 shares held by the Ronco Family Trust and 50,000 shares issuable upon exercise of currently exercisable stock options.
(10) Consists of shares issuable upon the exercise of currently exercisable stock options granted under the Plan to the named individual.

(11) Excludes 97,500 shares subject to options held by the directors and executive officers which are not exercisable within 60 days of July 7, 2000 and includes 257,500 shares subject to currently exercisable stock options.

                             ELECTION OF DIRECTORS

Nominees

   A board of eight directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's eight nominees named below, all of whom except for Messrs. Adair and Foster are presently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting or until a successor has been elected and qualified.

Vote Required; Recommendation of Board of Directors

   Shareholders are not entitled to cumulative voting in connection with the election of directors. The eight nominees receiving the highest number of affirmative votes of the shares present in person or represented by a proxy, a quorum being present, shall be elected as directors. For this purpose, the votes cast are defined under California law to be the shares of the Company's Common Stock represented and voting at the Annual Meeting. Votes that are withheld from any nominee will be counted for purposes of determining the presence or absence of a quorum, but have no legal effect under California law. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of an instruction to the contrary. Abstentions, broker nonvotes and instructions on the accompanying proxy to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

The Board of Directors unanimously recommends that the shareholders vote "FOR" the nominees listed below:

Information Concerning Nominees

   Set forth below is certain information with respect to the nominees standing for election to the Board of Directors.

                                                                     Director
            Name            Age      Position with the Company        Since
            ----            ---      -------------------------       --------
 Ronald G. Brown...........  63 Chairman of the Board                  1997
 Charles J. Hogarty........  59 President, Chief Executive Officer
                                and a Director                         1987
 Timothy C. McQuay (1)(2)..  48 Director                               1996
 Al A. Ronco (1)...........  64 Director                               1987
 George E. Seebart (1)(2)..  71 Director                               1996
 Keith M. Thompson (2).....  60 Director                               1999
 A. Jayson Adair...........  30 Nominee
 Ronald G. Foster..........  58 Nominee

--------
(1)  Member of Audit Committee

(2)  Member of Compensation Committee

   RONALD G. BROWN was elected a director of the Company upon completion of the North Star Plating Company ("North Star") merger in March 1997 (the "North Star merger") and was elected as Chairman of the Board of Directors in May 1997. Mr. Brown served as President of North Star from its founding in 1968 until the North Star merger, and he is currently the Vice President-- Manufacturing of North Star. Mr. Brown has served as a member of the Board of Directors and a Vice President of the Bumper Recycling Association of North America.

   CHARLES J. HOGARTY served as the President, Chief Operating Officer and a director of the Company since 1987 and was appointed the Chief Executive Officer of the Company in May 1997. From his joining the Company in 1960 until 1987, Mr. Hogarty held various positions, including salesman, sales manager, general manager and regional manager. Mr. Hogarty served as a director of the Aftermarket Body Parts Association from 1984 to 1993, President in 1989 and Chairman in 1990.

   TIMOTHY C. MCQUAY was appointed a director of the Company upon the completion of its initial public offering in June 1996. Mr. McQuay joined A.
G. Edwards & Sons, Inc. as a Senior member of its Investment Banking Department in July 1997, where he is currently a Managing Director. From October 1994 to July 1997, Mr. McQuay was Managing Director--Corporate Finance with Crowell, Weedon & Co. From May 1993 to October 1994, Mr. McQuay was Vice President, Corporate Development with Kerr Group, Inc., a NYSE-listed plastics manufacturing company. From May 1990 to May 1993, Mr. McQuay was Managing Director--Merchant Banking with Union Bank. Mr. McQuay is a director of Meade Instruments Corp., a publicly held company.

   AL A. RONCO served as the Executive Vice President of the Company from 1987 until he retired in August 1998. He also served as Secretary of the Company from 1987 until he resigned that office in May 1997. From his joining the Company in 1959 until 1987, Mr. Ronco held various positions, including salesman, production manager, general manager and regional manager.

   GEORGE E. SEEBART was appointed a director of the Company upon the completion of its initial public offering in June 1996. From 1964 until his retirement in 1993, Mr. Seebart was employed in various executive positions with Farmers Group, Inc., including as Senior Vice President, Field Operations and Vice President, Sales and Marketing. Additionally, from 1987 to 1993, Mr. Seebart was President of Mid-Century Insurance Company, a subsidiary of Farmers Group, Inc.

   KEITH M. THOMPSON was the President and Chief Executive Officer of Republic Automotive Parts, Inc. ("Republic") from 1986 until he resigned on November 30, 1998. Republic was acquired by the Company in June 1998. Mr. Thompson was elected a director of the Company in March 1999.

   A. JAYSON ADAIR has been the President of Copart, Inc., a publicly-held company ("Copart"), since November 1996 and has served as a director of that corporation since September 1992. From April 1995 until October 1996, Mr. Adair served as Copart's Executive Vice President and from August 1990 until April 1995, he served as its Vice President of Sales and Operations. From June 1988 to August 1990, Mr. Adair served as Copart's Manager of Operations.

   RONALD G. FOSTER has been a consultant since he left the automotive division of Tenneco, Inc. in October 1993, specializing in acquisitions, joint ventures, turnaround situations and quality systems such as QS9000. For the prior 25 years, he had held various positions within the automotive division, most recently as the Senior Vice President of Tenneco Automotive and General Manager of Monroe Auto Equipment Company, the world's largest manufacturer of ride control systems.

   In connection with the North Star merger, the Company agreed to use its best efforts to maintain Ronald G. Brown as a member of the Board of Directors and each of Messrs. Hogarty, Ronco and Palumbo (Vice President, Treasurer and Chief Financial Officer) have agreed to vote all shares of the Company's Common Stock as to which they have sole or shared voting power in favor of the election of Mr. Brown as a member of the Board of Directors. Other than as described above, there are no arrangements or understandings between any director, or any nominee, or any other person pursuant to which such director or nominee is or was nominated to serve as a director. There is no family relationship among any directors or executive officers of the Company.

Board Meetings and Committees

   The Board of Directors held a total of seven meetings during the fiscal year ended March 31, 2000 (the "Fiscal Year"). The Board of Directors has an Audit Committee and a Compensation Committee, which met two and six times, respectively, during the Fiscal Year. During the Fiscal Year, each director attended at least 75% of the meetings of the Board of Directors held while he was a director and of the Committees of the Board of Directors on which he served.

   The Audit Committee's functions include recommending to the Board of Directors the engagement of the Company's independent auditors, reviewing and approving the services performed by the independent auditors and reviewing and evaluating the Company's accounting policies and internal accounting controls. The Compensation Committee reviews and approves the compensation of officers and key employees, including the granting of options under the Plan. See "Report of the Compensation Committee on Executive Compensation" attached hereto as Annex "A."

Director Compensation

   The Company compensates each director, who is not also an employee, at the rate of $15,000 per year for all meetings of the Board of Directors and committees thereof; and reimburses such person for all reasonable and documented expenses incurred as a director. In addition, each non-employee director, upon joining the Board of Directors, receives an option to purchase 10,000 shares of the Common Stock of the Company pursuant to the Plan. Each non-employee director also receives an option to purchase 5,000 shares of Common Stock for each year they are reelected as directors. Such options will have an exercise price equal to the market price of such shares on the date of grant, will be immediately exercisable and will have a term of five years. The Board of Directors may modify such compensation in the future.

Compensation Committee Interlocks and Insider Participation

   No interlocking relationship exists between the Company's executive officers, Board of Directors or Compensation Committee and any executive officer or member of the Board of Directors or Compensation Committee of any other company nor did any such interlocking relationship exist during the last fiscal year.

Report of Compensation Committee

   The Report of the Compensation Committee of the Board of Directors of the Company, describing the compensation policies and rationale applicable to the Company's executive officers with respect to compensation paid to such executive officers for the fiscal year ended March 31, 2000, is attached to this Proxy Statement as Annex "A."

                            EXECUTIVE COMPENSATION

   The following table sets forth the compensation paid or accrued by the Company for services rendered in all capacities during each of the three fiscal years ended March 31, 2000 to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers who were holding office at the end of fiscal 2000 (the "Named Executives"):

                          SUMMARY COMPENSATION TABLE

                                                                Long-Term
                                                               Compensation
                                    Annual Compensation        ------------
                             ---------------------------------  Securities
                                                  Other Annual  Underlying   All Other
  Name and Principal                              Compensation   Options    Compensation
       Position         Year Salary ($) Bonus ($)    ($)(1)       (#)(2)       ($)(3)
  ------------------    ---- ---------- --------- ------------ ------------ ------------
Charles J. Hogarty..... 2000  275,000     96,250     10,092       60,000        7,499
  President and Chief
   Executive            1999  265,000    183,380     10,728       40,000        7,858
  Officer               1998  250,000    129,917     11,486       40,000        7,034

Ronald G. Brown (4).... 2000  275,000        --         --           --         3,914
  Chairman of the Board 1999  300,000        --         --           --         2,808
                        1998  325,000        --         --           --         2,808

Kim D. Wood (4)........ 2000  200,000     70,000      9,089       25,000       13,653
  Vice President        1999  190,000    121,100      9,149       25,000        7,128
                        1998  175,000     90,979      6,180       40,000        9,954

John M. Palumbo........ 2000  175,000     61,250     10,044       50,000        8,356
  Vice President and
   Chief                1999  148,096    103,800      9,104       25,000        7,118
  Financial Officer     1998  100,000     52,042      6,000       15,000        5,722

Christopher Northup.... 2000  125,000     21,875      1,800       20,000        8,008
  Vice President        1999   99,829     34,600      1,800       10,000        6,402
                        1998   97,500        --       1,800          --         6,247

--------
(1) Consists of automobile lease and related expenses.

(2) On February 2, 2000, the Company purchased certain options held by the above-named persons at a price of $0.05 per option, as follows: Mr. Hogarty sold the Company options to purchase 40,000 shares with an exercise price of $24.13 per share and 30,000 shares with an exercise price of $14.13 per share. Mr. Wood sold the Company otions to purchase 25,000 shares with an exercise price of $24.13 per share and 10,000 shares with an exercise price of $14.13 per share. Mr. Palumbo sold the Company options to purchase 25,000 shares with an exercise price of $24.13 per share and 25,000 shares with an exercise price of $24.13 per share. Mr. Northup sold the Company options to purchase 10,000 shares with an exercise price of $24.13 per share and 5,000 shares with an exercise price of $14.13 per share. The purchases were approved by the Board of Directors and were made to align the options granted under the Plan with the shares reserved for issuance under the Plan. No option grants have been made to the above named individuals since the purchases and the Company has no commitment to issue options to said individuals in replacement or otherwise in the future.

(3) Consists of reimbursement of medical and dental expenses not covered by insurance plans provided to employees generally and contributions made under the Company's 401(k) Savings Plan.

(4) Mr. Brown is also Vice President--Manufacturing of North Star and Mr. Wood is the President and Chief Operating Officer of North Star.

   Mr. Hogarty has an employment agreement with the Company, which terminates on June 19, 2001, subject to automatic renewal for additional two year terms unless written notice of termination is given by either party

90 days prior to the end of the term. Pursuant to the employment agreement, he is entitled to (i) receive an annual base salary, initially set at $250,000 in 1996, (ii) receive such performance-based bonus, if any, as may be determined by the Board of Directors, (iii) participate in all plans sponsored for executive officers in general and (iv) receive the use of an automobile leased and maintained by the Company. In the event the Company terminates his employment before the end of the term without cause or Mr. Hogarty terminates his employment for specified causes, the Company is obligated to pay the base salary through the term of the agreement. For fiscal 2001, Mr. Hogarty's base salary has been increased to $285,000.

   Upon consummation of the acquisition of North Star in March 1997, North Star entered into employment agreements with Ronald G. Brown (Chairman of the Board of the Company) and Kim D. Wood (Vice President of the Company and President and Chief Operating Officer of North Star). Under a five-year employment agreement, Mr. Brown is employed as the Vice President-Manufacturing of North Star and is entitled to (i) receive an annual base salary for the 12 months commencing March 1, 2000 and 2001 of $225,000 and $150,000, respectively, and (ii) participate in any group health, medical reimbursement or dental plan sponsored by the Company or North Star for executive officers in general. In the event North Star terminates his employment before the end of the stated term with cause, North Star is obligated to pay the compensation described in clauses (i) and (ii) only through the date of termination. In the event North Star terminates his employment before the end of the stated term other than with cause, or Mr. Brown terminates his employment for specified causes, North Star is obligated to pay such compensation through the stated term of the agreement. The agreement further provides that Mr. Brown will not engage in any "competitive activity" (as defined in the agreement) during the period commencing on the date of the employment agreement and ending on the later to occur of the seventh anniversary of such date or two years after the termination of his employment.

   Mr. Wood has an employment agreement which terminates on March 27, 2002, subject to automatic renewal for additional two year terms unless written notice is given by either party 90 days prior to the end of the term. Mr. Wood is employed as the President and Chief Operating Officer of North Star and is entitled to (i) receive an annual base salary, initially set at $175,000 in 1997, (ii) receive such performance-based bonus, if any, as may be determined by the Board of Directors, (iii) participate in all plans sponsored by North Star for employees in general and (iv) receive the use of an automobile leased and maintained by North Star. In the event North Star terminates his employment before the end of the stated term with cause, North Star is obligated to pay such compensation only through the date of termination. In the event North Star terminates his employment before the end of the stated term other than with cause, or Mr. Wood terminates his employment for specified causes, North Star is obligated to pay such compensation through the stated term of the agreement, but in no event for less than 12 months. The agreement further provides that Mr. Wood will not engage in any "competitive activity" (as defined in the agreement) during the 12-month period commencing on the termination of his employment. For fiscal 2001, Mr. Wood's base salary has been increased to $205,000.

   In December 1999, Mr. Palumbo, a Vice President and the Chief Financial Officer of the Company, entered into a three-year employment agreement with the Company, as approved by the Board of Directors. The employment agreement provides for an annual base salary, initially set at $175,000, a bonus as determined by the Board of Directors, participation in benefit plans for executive officers and the use of an automobile maintained by the Company. In the event that the Company terminates his employment before the end of the term without cause or Mr. Palumbo terminates his employment for specified causes, the Company is obligated to pay the base salary through the term of the agreement. For fiscal 2001, Mr. Palumbo's base salary has been increased to $210,000.

   The following table sets forth certain information with respect to options granted under the Plan during fiscal 2000 to the Named Executives.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                      Potential
                                                                                     Realizable
                                                                                  Value at Assumed
                                                                                   Annual Rate of
                                             Percentage of                           Stock Price
                                             Total Options                          Appreciation
                             Shares of        Granted to                           for Option Term
                            Common Stock     Employees in  Exercise  Expiration   -----------------
          Name           Underlying Options   Fiscal Year   Price       Date        5%       10%
          ----           ------------------  ------------- -------- ------------- ------- ---------
Ronald G. Brown.........            0             --           --             --      --        --
Charles J. Hogarty......       60,000 (1)(2)     19.1%      $14.13  April 8, 2009 532,000 1,351,200
Kim D. Wood.............       25,000 (1)(2)      7.9        14.13  April 8, 2009 221,875   563,000
John M. Palumbo.........       50,000 (1)(2)     15.9        14.13  April 8, 2009 443,750 1,126,000
Christopher Northup.....       20,000 (1)(2)      6.4        14.13  April 8, 2009 177,500   450,400

--------
(1) The options vest in four equal annual installments, with the first installment having vested on April 9, 2000.

(2) With respect to these grants in April 1999, Messrs. Hogarty, Wood, Palumbo and Northup sold options to purchase 30,000, 10,000, 25,000 and 5,000 shares of Common Stock, respectively, to the Company in February 2000 at a price of $0.05 per option.

                   OPTION EXERCISES AND YEAR-END VALUE TABLE

                Aggregated Option Exercises in Last Fiscal Year
                          and Year-End Option Values

                                              Number of Shares of
                          Shares                 Common Stock          Value of Unexercised
                         Acquired           Underlying Unexercised    In-the-Money Options at
                            on     Value      Options at Year-End            Year-End
          Name           Exercise Realized Exercisable/Unexercisable Exercisable/Unexercisable
          ----           -------- -------- ------------------------- -------------------------
Ronald G. Brown.........     0        0               0/0                       0/0
Charles J. Hogarty......     0        0          37,500/32,500                  0/0
Kim D. Wood.............     0        0          33,750/21,250                  0/0
John M. Palumbo.........     0        0          23,750/21,250                  0/0
Christopher Northup.....     0        0          23,750/11,250                  0/0

Employee Defined Benefit Pension Plan

   General. The Board of Directors adopted the Employee Defined Benefit Pension Plan (the "Pension Plan"), originally effective as of April 1, 1978, for the benefit of the eligible employees of the Company. Since the implementation of the Pension Plan, the Company has amended the Pension Plan from time to time. The primary purpose of the Pension Plan was to provide a retirement benefit for participating employees who continue in the employ of the Company until their retirement. Effective April 30, 1997, the Pension Plan was suspended with no further benefits to accrue on behalf of any participant or beneficiary and no further contributions, except as may be required by law, to be made. It is anticipated that the Pension Plan will be terminated and that the termination will not have a material adverse impact on the financial condition of the Company upon that event. The Pension Plan has been replaced with the 401(k) Savings Plan described below.

   Estimated Monthly Benefits. The following table sets forth the estimated monthly benefit under the Pension Plan based on the current benefit structure.

                              PENSION PLAN TABLE

           Remuneration            Years of Service
           ------------   ----------------------------------
                            15     20     25     30     35
                          ------ ------ ------ ------ ------
             $125,000     $1,172 $1,563 $1,953 $2,344 $2,734
              150,000      1,407  1,875  2,344  2,813  3,281
              175,000      1,407  1,875  2,344  2,813  3,281
              200,000      1,407  1,875  2,344  2,813  3,281
              225,000      1,407  1,875  2,344  2,813  3,281
              250,000      1,407  1,875  2,344  2,813  3,281
              300,000      1,407  1,875  2,344  2,813  3,281
              400,000      1,407  1,875  2,344  2,813  3,281
              450,000      1,407  1,875  2,344  2,813  3,281
              500,000      1,407  1,875  2,344  2,813  3,281

   The compensation covered by the Pension Plan includes basic salary or wages, overtime payments, bonuses, commissions and all other direct current compensation, but does not include contributions by the Company to Social Security, benefits from stock options (whether qualified or not), contributions to this or any other retirement plans or programs, or the value of any other fringe benefits provided at the expense of the Company. For benefit calculation purposes, a "highest-five-year" average of compensation is used. Benefits are paid as straight-life annuities with no subsidies or offsets. The compensation covered by the Pension Plan for all of the Named Executive Officers was limited to $150,000 in accordance with Section 401(a)(17) of the Internal Revenue Code of 1986, as amended.

   The years of credited service for each Named Executive who participates in the Pension Plan are as follows:

           Name                                         Years
           ----                                         -----
           Charles J. Hogarty..........................   39
           John M. Palumbo.............................    3
           Christopher Northup.........................   16

401(k) Savings Plan

   Effective April 1, 1997, the Section 401(k) Savings Plan (the "Savings Plan") in effect at North Star was amended to make the Savings Plan available to employees of the Company. Pursuant to the amendment, the Company became the Savings Plan sponsor and North Star became an adopting employer. All employees of the Company as of April 1, 1997, became participants in the Savings Plan and the amendment had no affect upon those persons who were employed at North Star on April 1, 1997. Persons becoming employees of the Company subsequent to April 1, 1997 are not eligible to participate until they complete one year of service and are at least 21 years of age.

   Under the terms of the Savings Plan, participants can contribute, by way of payroll deductions, from 1% to 15% of their pre-tax compensation annually, subject to certain legal limitations. The Savings Plan also provides for a matching contribution by the Company equal to 50% of the first 6% of a participant's contribution. For purposes of determining the amount of contributions and matching contributions to be allocated to a participant's account, compensation is defined as the annual income amount reportable by the Company for federal income tax purposes, including overtime, commissions and bonuses.

   A participant is always 100% vested in his or her own Savings Plan contributions. A participant becomes 100% vested in the matching contributions allocated to his account upon his attainment of early retirement age (age 55 and four years of service), normal retirement age (age 65), disability while employed by the Company, death while employed by the Company or the termination or complete discontinuance of contributions to the Savings Plan.

   If a participant terminates employment with the Company for any other reason, a participant vests 25% in his benefits after one year of service, and 25% each year thereafter, with 100% vesting after four or more years of service.

                             CERTAIN TRANSACTIONS

   The Company entered into a lease dated January 5, 1995, with V-JAC Properties, Ltd. for an 8,000 square feet warehouse facility in Ontario, California, with a lease term of three years (with an option to renew the lease for an additional three years on the same terms and conditions), for a monthly rent of $3,494. This lease was extended for an additional five years on the same terms by unanimous vote of the disinterested directors in February 1998. V-JAC Properties, Ltd. is a partnership whose interests are held equally by Virgil K. Benton, Sr., and John G. Jordan, each of whom is a co-founder of the Company, and Al A. Ronco and Charles J. Hogarty, who are currently directors of the Company.

   The Company has also entered into a lease dated January 5, 1995, with V-JAC Properties, Ltd. for a 10,000 square feet warehouse facility in Palmyra, New Jersey, with a lease term of three years (with an option to renew the lease for an additional three years on the same terms and conditions), for a monthly rent of $2,985. This lease was extended for an additional five years with a 5% increase in the monthly rent by the unanimous vote of the disinterested directors in February 1998.

   On January 1, 1995, North Star entered into a ten-year lease agreement with a partnership owned by the spouses of Ronald G. Brown and Kim D. Wood to lease property occupied by North Star's East Peoria, Illinois service center. The initial base rent under the lease was $6,975 per month, which is subject to increase on each anniversary of the lease term by the percentage increase in the Consumer Price Index during the preceding year. In addition to the base rent, North Star pays real estate taxes, maintenance, utilities and insurance costs associated with the property.

   On January 1, 1995, North Star entered a ten-year lease agreement with a partnership owned by the spouse of Raymond Wood, a former shareholder, officer and director of North Star, and the spouse of Ronald G. Brown to lease the property occupied by North Star's Brainerd, Minnesota chrome bumper plating center. The initial base rent under the lease was $23,600 per month, which is subject to increase on each anniversary of the lease term by the percentage increase in the Consumer Price Index during the preceding year. In addition to the base rent, North Star pays real estate taxes, maintenance, utilities and insurance costs associated with the property. Pursuant to the lease agreement, North Star is responsible for certain occurrences on the premises, including any environmental contamination.

   On January 1, 1995, North Star entered into a ten-year lease agreement with a partnership owned by Kim D. Wood and Richard Monson, the general manager of North Star's Brainerd, Minnesota chrome bumper manufacturing and recycling center to lease the property occupied by North Star's St. Cloud, Minnesota service center. The initial base rent under the lease was $5,000 per month, which is subject to increase on each anniversary of the lease term by the percentage increase in the Consumer Price Index during the preceding year. In addition to the base rent, North Star pays real estate taxes, maintenance, utilities and insurance costs associated with the property.

   On May 20, 1996, North Star entered into a ten-year lease agreement with a partnership owned by the spouses of Ronald G. Brown and Kim D. Wood and the Brown Family Limited Partnership to lease property occupied by North Star's headquarters and Minneapolis, Minnesota service center hub. The initial base rent under the lease was $12,000 per month, which is subject to increase on the anniversary of the lease term by the percentage increase in the Consumer Price Index during the preceding year. In addition to the base rent, North Star pays real estate taxes, maintenance utilities and insurance costs associated with the property. In an amendment to the lease dated September 23, 1996, the partnership agreed to construct a 37,260 square foot addition to the existing building. North Star began occupying the addition in January 1997 and, accordingly, the base rent increased to $25,627 per month.

   The Company believes that the terms and conditions of the above leases with affiliated parties are no less favorable to the Company than could have been obtained from unaffiliated parties in arm's length transactions at the time such leases were entered into.

   On June 17, 1999, pursuant to its share repurchase program, the Company purchased 50,000 shares of its Common Stock from The Ronco Family Trust at a price equal to $17.81 per share. The high, low and closing prices for the Company's Common Stock, as reported by the Nasdaq National Market on June 17, 1999, were $19.00, $17.50 and $17.69, respectively. On July 9 and 12, 1999, in connection with the termination of the Company's ESOP, the ESOP sold an aggregate of 389,276 shares of the Company's Common Stock in the over-the-counter market at an average price of $17.47 per share on behalf of certain participants. Of these shares, 375,776 shares were purchased by the Company, at a price of $17.50 per share, as part of its share repurchase program. Included in the shares sold by the ESOP were 51,984 shares held by the ESOP for the benefit of Al A. Ronco.

                         STOCK PRICE PERFORMANCE GRAPH

   Set forth below is a line graph comparing the annual percentage change in the cumulative return to the shareholders of the Company's Common Stock with the cumulative return of the NASDAQ Stock Market (US Companies) Index and the following group of peer companies (the "Peer Group"): Autozone, Inc., Discount Auto Parts, Inc., Finishmaster, Inc., Genuine Parts Co., O'Reilly Automotive, Inc. and Pep Boys--Manny, Moe & Jack, for the period commencing with June 21, 1996, the date the Company's Common Stock began trading on the NASDAQ National Market and ending March 31, 2000. The information contained in the performance graph shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing. The stock price performance on the following graph is not necessarily indicative of future stock price performance. The graph assumes that the value of the investment in the Company's Common Stock, the NASDAQ Market Index and the peer group of companies was each $100 on June 21, 1996 and that all dividends were reinvested.

                    COMPARISON OF CUMULATIVE TOTAL RETURN*
                  AMONG KEYSTONE AUTOMOTIVE INDUSTRIES, INC.,
                     THE NASDAQ STOCK MARKET (U.S.) INDEX
                               AND A PEER GROUP

KEYSTONE AUTOMOTIVE INDS INC

                                     6/21/96 3/28/97 3/27/98 3/26/99 3/31/00
                                     ------- ------- ------- ------- -------
KEYSTONE AUTOMOTIVE INDUSTRIES, INC.  100.00  167.57  253.38  167.57   63.51
PEER GROUP                            100.00   86.13  105.77   89.40   75.01
NASDAQ STOCK MARKET (U.S.)            100.00  103.73  157.28  212.47  394.91

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and greater-than-ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that, during the fiscal year ended March 31, 2000, all relevant Section 16(a) filing requirements were complied with, except that Messrs. Hogarty, Wood, Palumbo and Northup and James C. Lockwood (Vice President-General Counsel and Secretary of the Company), each reported on a Form 5 for fiscal 2000, the repurchase by the Company on February 2, 2000 of certain stock options. Because the repurchases were nonexempt transactions, they should have been reported on a Form 4 for the month of February 2000. Keith M. Thompson filed a late report on Form 5 for fiscal 2000 reflecting that he no longer had a beneficial interest in certain shares of the Company's Common Stock owned by his former spouse. A Form 4 should have been filed by him for the month of July 1999. In addition, Ronald G. Brown filed a late report on Form 5 for fiscal 2000 reflecting a gift of shares of the Company's Common Stock in September 1999, which should have been reported on a timely filed Form 5 for fiscal 2000.

          APPROVAL OF AMENDMENT TO 1996 EMPLOYEE STOCK INCENTIVE PLAN

   The Company's Board of Directors and shareholders have previously adopted and approved the Company's 1996 Employee Stock Incentive Plan, as amended (the "Plan"). A total of 1,100,000 shares of Common Stock have been reserved for issuance under the Plan. In May 2000, the Board of Directors approved an amendment to the Plan, subject to shareholder approval, to increase the shares issuable under the Plan to 2,200,000.

   At the Annual Meeting, the shareholders are being requested to consider and approve the proposed amendment to the Plan to increase the number of shares of Common Stock issuable under the Plan from 1,100,000 shares to 2,200,000. The Board believes that the amendment is essential to enable the Company to attract and maintain key employees, to motivate high levels of performance and to recognize key employee accomplishments.

   As of July 7, 2000, options to purchase a total of 855,500 shares held by 110 optionees were outstanding under the Plan at a weighted average exercise price of $15.75 per share and 17,325 shares remained available for future grant.

Description of Stock Incentive Plan

   General. The Board of Directors of the Company adopted the Plan pursuant to which officers, directors, employees and independent contractors are eligible to receive shares of the Common Stock of the Company or other securities or benefits with a value derived from the value of the Common Stock of the Company. The purpose of the Plan is to enable the Company to attract, retain and motivate officers, directors, employees and independent contractors by providing for or increasing their proprietary interests in the Company and, in the case of non-employee directors, to attract such directors and further align their interests with those of the Company's shareholders by providing for or increasing their proprietary interests in the Company.

   Administration. The Plan is administered by the Compensation Committee (the "Committee"), except that grants to non-employee directors are made by the Board of Directors pursuant to a predetermined formula. The Committee has full and final authority to select the recipients of awards and to grant such awards. Subject to the provisions of the Plan, the Committee has a wide degree of flexibility in determining the terms and conditions of awards and the number of shares to be issued pursuant thereto, including conditioning the receipt of vesting of awards upon the achievement by the Company of specified performance criteria. The expenses of administering the Plan are borne by the Company.

   Terms of Awards. The Plan authorizes the Committee to enter into any type of arrangement with an eligible recipient that, by its terms, involves or might involve the issuance of Common Stock or any other security or benefit with a value derived from the value of Common Stock. Awards are not restricted to any specified form, or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. An award may consist of one such security or benefit or two or more of them in tandem or in the alternative.

   An award granted under the Plan may include a provision accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of the Company or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Company or other significant corporate transactions. The Committee may grant options that either are intended to be "incentive stock options" as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or are not intended to be incentive stock options ("non-qualified stock options"). Awards to non-employee directors may only be non-qualified stock options.

   An award may permit the recipient to pay all or part of the purchase price of the shares or other property issuable pursuant thereto, or to pay all or part of such recipient's tax withholding obligation with respect to such issuance, by (i) delivering previously owned shares of capital stock of the Company or other property, (ii) reducing the amount of shares or other property otherwise issuable pursuant to the award or (iii) delivering a promissory note, the terms and conditions of which will be determined by the Committee. If an option permits the recipient to pay for the shares issuable pursuant thereto with previously owned shares, the recipient would be able to exercise the option in successive transactions, starting with a relatively small number of shares and, by a series of book-entry exercises using shares acquired from each such transaction to pay the purchase price of the shares acquired in the following transaction, to exercise an option for a large number of shares with no more investment than the original share or shares delivered. The exercise price and any withholding taxes are payable in cash by non-employee directors, although the Board of Directions at its discretion may permit such payment by delivery of shares of Common Stock, or by delivery of broker instructions authorizing a loan secured by the shares acquired upon exercise or payment of proceeds from the sale of such shares.

   Amendment and Termination. Subject to limitations imposed by law, the Board of Directors may amend or terminate the Plan at any time and in any manner. However, no such amendment or termination may deprive the recipient of an award previously granted under the Plan of any rights thereunder without his consent.

   Federal Tax Information. The grant of a non-qualified stock option under the Plan will not result in any federal income tax consequences to the optionee or to the Company. Upon exercise of a non-qualified stock option, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the optionee subject to possible limitations imposed by Section 162(m) of the Code. Any gain or loss on the optionee's subsequent disposition of the shares of Common Stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

   The grant of an incentive stock option ("ISO") under the Plan will not result in any federal income tax consequences to the optionee or to the Company. An optionee recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the optionee has held the shares of Common Stock. If the optionee does not dispose of the shares within two years after ISO was granted, nor within one year after the ISO was exercised, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

   If the optionee fails to satisfy either of the foregoing ISO holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

   The "spread" under an ISO--i.e., the difference between the fair market value of the shares at exercise and the exercise price--is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

   The foregoing is only a summary of the current effect of federal income taxation upon the optionholder and the Company with respect to the shares purchased under the Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a optionholder's death or the income tax laws of any municipality, state or foreign country to which the grantee may be subject.

   Amended Plan Benefits. As of the date of this proxy statement, no executive officer or director and no associates of any executive officer or director, has been granted any options subject to shareholder approval of the proposed amendment. The benefits which may be received pursuant to the proposed Plan amendment by our executive officers, directors and employees are not determinable at this time.

   Vote Required, Recommendation of Board of Directors. The approval of the amendment to the Plan requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting, provided the affirmatively voted shares are at least equal to a majority of the number of shares constituting a quorum.

   The Company's Board of Directors unanimously recommends voting "FOR" the Amendment of the Plan to increase the number of shares issuable under the Plan.

            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

   The Board of Directors has selected Ernst & Young LLP, independent accountants, to audit the financial statements of the Company for the 2000 fiscal year. This nomination is being presented to the shareholders for ratification at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since the fiscal year ended in March 1977. A representative of Ernst & Young LLP is expected to be present at the meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions.

   We are submitting this proposal to you because the Board believes that such action follows sound corporate practice. If you do not ratify the selection of independent public accountants, the Board will consider it a direction to consider selecting other public accountants. However, even if you ratify the selection, the Board may still appoint new independent public accountants at any time during the year if it believes that such a change would be in the best interest of the Company and our shareholders.

   Vote Required, Recommendation of Board of Directors. The affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting is required to ratify the Board's selection, provided the affirmatively voted shares are at least equal to a majority of the number of shares constituting a quorum.

   The Company's Board of Directors unanimously recommends voting "FOR" the ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the 2001 fiscal year.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

   Shareholders are advised that any shareholder proposal, including nominations to the Board of Directors, intended for inclusion in the Company's proxy materials for the 2001 Annual Meeting of Shareholders, must be received by the Company on or before April 3, 2001. In addition, if a shareholder intends to present a proposal for action at the 2001 Annual Meeting of Shareholders, the shareholder must provide the Company with notice thereof on or before June 12, 2001. It is recommended that shareholders submitting proposals direct them to the Company, c/o James C. Lockwood, Secretary of the Company, and utilize certified mail, return-receipt requested in order to ensure timely delivery.

                                 OTHER MATTERS

   The Board of Directors knows of no matter to come before the Annual Meeting other than as specified herein. If other business should, however, be properly brought before such meeting, the persons voting the proxies will vote them in accordance with their best judgment.

   If you would like an additional copy of our Annual Report on Form 10-K for the year ended March 31, 2000, that we filed with the SEC, we will send you one without charge. Please address your request to:

      Keystone Automotive Industries, Inc.
      700 E. Bonita Avenue
      Pomona, California 91767
      Attn: James C. Lockwood, Secretary

   THE SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.


                                          /s/ James C. Lockwood
                                          James C. Lockwood
                                          Secretary

July 21, 2000

                                   ANNEX "A"

                     REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

   The following report of the Compensation Committee to the Board of Directors shall not be deemed to be incorporated by reference into any filing by the Company under either the Securities Act of 1933, as amended ("Securities Act") or the Securities Exchange Act of 1934, as amended ("Exchange Act") that incorporates future Securities Act or Exchange Act filings in whole or in part by reference.

General

   The Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing and administering the policies that govern executive compensation and benefit practices. All decisions of the Committee are subject to the approval of the Company's Board of Directors. The compensation committee of the Board of Directors is currently comprised of Messrs. McQuay, Seebart and Thompson.

   During the fiscal year ended March 31, 2000, all but two of the executive officers of the Company had written employment agreements. The employment agreement with respect to Mr. Hogarty was adopted before the Company's initial public offering in June 1996 and the employment agreement with respect to Messrs. Brown and Wood were adopted at the time of the acquisition of North Star in March 1997. Mr. Palumbo's employment agreement was approved by the Board of Directors in November 1999. Bonuses for the current fiscal year will be determined by the Board of Directors upon recommendation from the Committee as described below. Increases in salaries for fiscal 2000, for executive officers with employment agreements, were fixed by the Committee after considering the performance of the Company as well as the contribution of the executive officer. Salaries for the executive officers who did not have employment agreements were recommended by management and approved by the Committee.

Compensation Philosophy

   The Company's executive compensation program is designed to (1) provide levels of compensation that integrate pay and incentive plans with the Company's strategic goals, so as to align the interests of executive management with the long-term interests of the Company's shareholders, (2) attract, motivate and retain executive talent capable of achieving the strategic business goals of the Company and (3) recognize outstanding individual contributions. The Company's executive compensation program consists of three main elements: base salaries, annual cash bonuses and long-term incentives.

Base Salary

   Base salaries for executive officers (including raises for those persons with employment agreements) are determined on an annual basis by evaluating each executive officer's position, duties, responsibilities, tenure, performance and potential contributions to the Company. The Company also provides its chief executive officer and other executive officers medical, dental, and other customary employee benefits.

Annual Cash Bonuses

   Certain key executive officers of the Company, including the Chief Executive Officer, participate in an annual bonus pool, the aggregate amount of which is limited to 80% of the base compensation of all of the participants. Each participant's bonus is determined with reference to the Company's pre-tax profit margin for the fiscal year as well as each participant's base compensation as a percentage of all of the participants' base compensation. Individual bonuses are limited in amount to 80% of base compensation. The other executive officers are eligible for an incentive bonus at the discretion of the Committee and the Board of Directors, the amount of which will be determined subjectively, taking into account factors such as the financial performance of the Company, achievement of corporate goals and individual performance.

Long-Term Incentives

   The Committee provides the Company's executive officers with long-term incentive compensation through grants of stock options under the Plan. The Committee is responsible for selecting the executive officers to whom grants should be made, the time of grants, the determination of the per share exercise price and the number of shares subject to each option awarded. The Committee believes that stock options provide the Company's executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in any appreciation in the value of the Common Stock. The Committee believes that stock options directly motivate an executive to maximize long-term shareholder value. The options incorporate vesting periods in order to encourage key employees to continue in the employ of the Company.

Summary

   The Compensation Committee believes that its executive compensation philosophy of paying its executive officers by means of base salaries, annual cash bonuses and long-term incentives, as described in this Report, is in the best interests of the Company and its shareholders.

Compensation Committee:

                                          Timothy C. McQuay
                                          George E. Seebart
                                          Keith M. Thompson

PROXY                 KEYSTONE AUTOMOTIVE INDUSTRIES, INC.
                             700 East Bonita Avenue
                            Pomona, California 91767

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Charles J. Hogarty, John M. Palumbo and James
C. Lockwood, and each of them, the attorneys and proxies of the undersigned with full powers of substitution to vote as indicated herein, all of the common stock ("Keystone Common Stock"), no par value, of Keystone Automotive Industries, Inc. ("Keystone") held of record by the undersigned at the close of business on July 7, 2000, at the Annual Meeting of Keystone Stockholders to be held on August 23, 2000, at 10:00 a.m., Pacific Daylight Savings Time at the Sheraton Fairplex, 601 West McKinley Avenue, Pomona, California 91768, or at any postponements or adjournments thereof, with all the powers the undersigned would possess if then and there personally present.

  THIS PROXY WILL BE VOTED AS DIRECTED BELOW. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR THE APPROVAL OF PROPOSALS 2 AND 3. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Meeting or any adjournments or postponements thereof.

   SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

          PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLACK OR BLUE INK.

                THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
        FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

 1. ELECTION OF             [_] FOR all             [_] WITHHOLD
    DIRECTORS                   nominees listed         AUTHORITY to
                                below (except as        vote for all
                                marked to the           nominees listed
                                contrary)               below.

 Vote withheld from the following nominees:
                       [_] Ronald G. Brown    [_] Timothy C. McQuay
                       [_] Charles J. Hogarty [_] George E. Seebart
                       [_] Al A. Ronco        [_] Keith M. Thompson
                       [_] A. Jayson Adair    [_] Ronald G. Foster

 2. APPROVE AMENDMENT TO THE 1996 EMPLOYEE STOCK [_] FOR [_] AGAINST [_] ABSTAIN INCENTIVE PLAN

 3. RATIFICATION OF APPOINTMENT OF ERNST & YOUNG [_] FOR [_] AGAINST [_] ABSTAIN LLP AS INDEPENDENT ACCOUNTANTS

   THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE DATE, SIGN AND RETURN
                                   PROMPTLY.



  THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT OF KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

                                                (Signature should be exactly
                                                as name or names appear on
                                                this proxy. If stock is held
                                                jointly each holder should
                                                sign. If signature is by
                                                attorney, executor,
                                                administrator, trustee or
                                                guardian, please give full
                                                title.)

                                                Dated: _________________ , 2000

                                                -------------------------------
                                                Signature

                                                -------------------------------
                                                Signature if held jointly

                                                I plan to attend the meeting:
                                                Yes [_] No [_]